CHANGE IN CONTROL SEVERANCE AGREEMENT
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         THIS CHANGE IN CONTROL SEVERANCE AGREEMENT  ("Agreement")  entered into this 28th day of September 2002 ("Effective Date"), by and between BUCS Federal Bank (the "Savings Bank") and Matthew J. Ford (the "Employee").

         WHEREAS, the Employee is currently employed by the Savings Bank as Vice President/Finance and is experienced in certain phases of the business of the Savings Bank; and

         WHEREAS, the parties desire by this writing to set forth the rights and responsibilities of the Savings Bank and Employee if the Savings Bank should undergo a change in control (as defined hereinafter in the Agreement) after the Effective Date.

         NOW, THEREFORE, it is AGREED as follows:

         1. Employment. The Employee is employed in the capacity as the Vice President/Finance of the Savings Bank. The Employee shall render such administrative and management service to the Savings Bank and to BUCS Financial Corp, the parent savings and loan holding company of the Bank ("Parent") as are currently rendered and as are customarily performed by persons situated in a similar executive capacity. The Employee's other duties shall be such as the Board of Directors for the Savings Bank (the "Board of Directors" or "Board") may from time to time reasonably direct, including normal duties as an officer of the Savings Bank and the Parent.

         2. Term of Agreement. The term of this Agreement shall be for the period commencing on the Effective Date and ending thirty-six (36) months thereafter ("Term"). Additionally, on, or before, each annual anniversary date from the Effective Date, the Term of this Agreement may be extended for an additional period beyond the then effective expiration date upon a determination and resolution of the Board of Directors that the performance of the Employee has met the requirements and standards of the Board, and that the Term of such Agreement shall be extended.

         3. Termination of Employment in Connection with or Subsequent to a Change in Control.

         (a) Notwithstanding any provision herein to the contrary, in the event of the involuntary termination of Employee's employment under this Agreement, absent Just Cause, in connection with, or within 12 months after, any Change in Control of the Savings Bank or Parent, Employee shall be paid an amount equal to two (2) times the taxable compensation paid to the Employee by the Bank and the Parent for the calendar year ending on or before the Employee's date of termination of employment with the Bank (including sums that may have been deferred under the Bank's 401(k) plan) (whether said amounts were received or deferred by the Employee)

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and the costs  associated  with  maintaining  coverage  under the Savings Bank's medical and dental insurance reimbursement plans similar to that in effect on the date of termination of employment for a period of one and one-half years thereafter. Said sum shall be paid in one (1) lump sum not later than the date of such termination and such payments shall be in lieu of any other future
payments   which  the  Employee   would  be   otherwise   entitled  to  receive.
Notwithstanding the forgoing, all sums payable hereunder shall be reduced in such manner and to such extent so that no such payments made hereunder when aggregated with all other payments to be made to the Employee by the Savings Bank or the Parent shall be deemed an "excess parachute payment" in accordance with Section 280G of the Internal Revenue Code of 1986, as amended (the "Code") and be subject to the excise tax provided at Section 4999(a) of the Code. The term "Change in Control" shall refer to: (i) the sale of all, or a material portion, of the assets of the Savings Bank or the Parent; (ii) the merger or recapitalization of the Savings Bank or the Parent whereby the Savings Bank or the Parent is not the surviving entity; (iii) a change in control of the Company or the Savings Bank or the Parent, as otherwise defined or determined by the Office of Thrift Supervision or regulations promulgated by it; or (iv) the acquisition, directly or indirectly, of the beneficial ownership (within the meaning of that term as it is used in Section 13(d) of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder) of twenty-five percent (25%) or more of the outstanding voting securities of the Savings Bank or the Parent by any person, trust, entity or group. The term "person" means an individual other than the Employee, or a corporation, partnership, trust, association, joint venture, pool, syndicate, sole proprietorship, unincorporated organization or any other form of entity not specifically listed herein. The provisions of this Section 3(a) shall survive the expiration of this Agreement occurring after a Change in Control.

         (b) Notwithstanding any other provision of this Agreement to the contrary except as provided at Sections 4 and 5, Employee may voluntarily terminate his employment under this Agreement within 12 months following a Change in Control of the Savings Bank or Parent, and upon the occurrence, or within 120 days thereafter, of any of the following events, which have not been consented to in advance by the Employee in writing: (i) if Employee would be required to move his personal residence or perform his principal executive functions more than thirty-five (35) miles from the Employee's primary office as of the signing of this Agreement; (ii) if in the organizational structure of the Savings Bank or Parent, Employee would be required to report to a person or persons other than the Board of the Savings Bank or Parent, or the President;
(iii) if the Savings Bank or Parent should fail to maintain the Employee's base compensation in effect as of the date of the Change in Control and existing employee benefits plans, including material fringe benefit, stock option and retirement plans, except to the extent that such reduction in benefit programs is part of an overall adjustment in benefits for all employees of the Savings Bank or Parent and does not disproportionately adversely impact the Employee;
(iv) if Employee would be assigned duties and responsibilities other than those normally associated with his position as referenced at Section 1, herein; or (v) if Employee's responsibilities or authority have in any way been materially diminished or reduced. Upon such voluntary termination of employment by the Executive in accordance with this subsection, Executive shall thereupon be entitled to receive the

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payments  described in Section 3(a) of this  Agreement.  The  provisions of this
Section 3(b) shall survive the expiration of this Agreement occurring after a Change in Control.

         4. Other  Changes  in  Employment  Status.  Except as  provided  for at
Section 3, herein, the Board of Directors may terminate the Employee's employment at any time with or without Just Cause within its sole discretion. This Agreement shall not be deemed to give Employee any right to be retained in the employment or service of the Savings Bank, or to interfere with the right of the Savings Bank to terminate the employment of the Employee at any time. The Employee shall have no right to receive compensation or other benefits for any period after termination with or without Just Cause. Termination for "Just Cause" shall include termination because of the Employee's personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease-and-desist order, or material breach of any provision of the Agreement.

         5. Regulatory Exclusions.

         (a) If the Employee is removed and/or permanently prohibited from participating in the conduct of the Savings Bank's affairs by an order issued under Sections 8(e)(4) or 8(g)(1) of the Federal Deposit Insurance Act ("FDIA") (12 U.S.C. 1818(e)(4) and (g)(1)), all obligations of the Savings Bank under this Agreement shall terminate, as of the effective date of the order, but the vested rights of the contracting parties shall not be affected.

         (b) If the Savings Bank is in default (as defined in Section 3(x)(1) of FDIA) all obligations under this Agreement shall terminate as of the date of default, but this paragraph shall not affect any vested rights of the contracting parties.

         (c) All obligations under this Agreement shall be terminated, except to the extent determined that continuation of this Agreement is necessary for the continued operation of the Savings Bank: (i) by the Director of the Office of Thrift Supervision ("Director of OTS"), or his or her designee, at the time that the Federal Deposit Insurance Corporation ("FDIC") enters into an agreement to provide assistance to or on behalf of the Savings Bank under the authority contained in Section 13(c) of FDIA; or (ii) by the Director of the OTS, or his or her designee, at the time that the Director of the OTS, or his or her designee approves a supervisory merger to resolve problems related to operation of the Savings Bank or when the Savings Bank is determined by the Director of the OTS to be in an unsafe or unsound condition. Any rights of the parties that have already vested, however, shall not be affected by such action.

         (d) If the Employee is suspended and/or temporarily prohibited from participating in the conduct of the Savings Bank's affairs by a notice served under Section 8(e)(3) or (g)(1) of the FDIA (12 U.S.C. 1818(e)(3) and (g)(1)), the Savings Bank's obligations under the Agreement

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shall be  suspended  as of the date of  service,  unless  stayed by  appropriate proceedings. If the charges in the notice are dismissed, the Savings Bank may within its discretion (i) pay the Employee all or part of the compensation withheld while its contract obligations were suspended and (ii) reinstate (in whole or in part) any of its obligations which were suspended.

         (e) Notwithstanding anything herein to the contrary, any payments made to the Employee pursuant to the Agreement, or otherwise, shall be subject to and conditioned upon compliance with 12 USC ss.1828(k) and any regulations promulgated thereunder.

         (f) Notwithstanding anything herein to the contrary, in no event shall payments to the Executive resulting from termination of employment for any reason in accordance with the Agreement exceed the product of three (3) times the Executives average annual compensation paid by the Savings Bank to the Executive during the five most recent taxable years.

         6. Successors and Assigns.

         (a) This Agreement shall inure to the benefit of and be binding upon any corporate or other successor of the Savings Bank which shall acquire, directly or indirectly, by merger, consolidation, purchase or otherwise, all or substantially all of the assets or stock of the Savings Bank or Parent.

         (b) The Employee shall be precluded from assigning or delegating his rights or duties hereunder without first obtaining the written consent of the Savings Bank.

         7. Amendments. No amendments or additions to this Agreement shall be binding upon the parties hereto unless made in writing and signed by both parties, except as herein otherwise specifically provided.

         8. Applicable Law. This agreement shall be governed by all respects whether as to validity, construction, capacity, performance or otherwise, by the laws of the State of Maryland, except to the extent that Federal law shall be deemed to apply.

         9. Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

         10. Arbitration. Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled exclusively by arbitration in accordance with the rules then in effect of the district office of the American Arbitration Association ("AAA") nearest to the home office of the Savings Bank, and judgment upon the award rendered may be entered in any court having jurisdiction thereof, except to the extent that the parties may otherwise reach a mutual settlement of such issue. Further, the settlement of the dispute to be approved by the Board of the Savings Bank may include a provision for the reimbursement by the Savings Bank to the Employee

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for all reasonable  costs and expenses,  including  reasonable  attorneys' fees, arising from such dispute, proceedings or actions, or the Board of the Savings Bank or the Parent may authorize such reimbursement of such reasonable costs and expenses by separate action upon a written action and determination of the Board following settlement of the dispute. Such reimbursement shall be paid within ten
(10) days of Employee furnishing to the Savings Bank or Parent evidence, which may be in the form, among other things, of a canceled check or receipt, of any costs or expenses incurred by Employee. The provisions of this Section 10 shall survive the expiration of this Agreement.

         11. Confidential Information. The Employee acknowledges that during his employment he will learn and have access to confidential information regarding the Savings Bank and the Parent and its customers and businesses ("Confidential Information"). The Employee agrees and covenants not to disclose or use for his own benefit, or the benefit of any other person or entity, any such Confidential Information, unless or until the Savings Bank or the Parent consents to such disclosure or use or such information becomes common knowledge in the industry or is otherwise legally in the public domain. The Employee shall not knowingly disclose or reveal to any unauthorized person any Confidential Information relating to the Savings Bank, the Parent, or any subsidiaries or affiliates, or to any of the businesses operated by them, and the Employee confirms that such information constitutes the exclusive property of the Savings Bank and the Parent. The Employee shall not otherwise knowingly act or conduct himself (a) to the material detriment of the Savings Bank or the Parent, or its subsidiaries, or affiliates, or (b) in a manner which is inimical or contrary to the interests of the Savings Bank or the Parent. Employee acknowledges and agrees that the existence of this Agreement and its terms and conditions constitutes Confidential Information of the Savings Bank, and the Employee agrees not to disclose the Agreement or its contents without the prior written consent of the Savings Bank. Notwithstanding the foregoing, the Savings Bank reserves the right in its sole discretion to make disclosure of this Agreement as it deems necessary or appropriate in compliance with its regulatory reporting requirements. Notwithstanding anything herein to the contrary, failure by the Employee to comply with the provisions of this Section may result in the immediate termination of the Agreement within the sole discretion of the Savings Bank, disciplinary action against the Employee taken by the Savings Bank, including but not limited to the termination of employment of the Employee for breach of the Agreement and the provisions of this Section 11, and other remedies that may be available in law or in equity.

         12. Entire Agreement. This Agreement together with any understanding or modifications thereof as agreed to in writing by the parties, shall constitute the entire agreement between the parties hereto.

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